EXHIBIT 10.1
AMENDMENT TO LOAN AGREEMENT AND NOTE
     THIS AMENDMENT TO LOAN AGREEMENT AND NOTE (this “Amendment”) dated as of June 30, 2006, by and between: MERCANTILE BANCORP, INC., a Delaware corporation (“Borrower‘”); and U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, N.A., a national banking association (“Lender”), the successor by merger to Mercantile Bank National Association (“MBNA”); has reference to the following facts and circumstances (the “Preambles”):
     A. Borrower and MBNA executed the Second Amended and Restated Term Loan Agreement dated as of December 2, 1997 (as amended, the “Agreement”; all capitalized terms herein not otherwise defined shall have the same meanings as ascribed to them in the Agreement), under which Borrower executed the Second Amended and Restated Tern Loan Promissory Note dated December 2, 1997, payable to the order of MBNA, in the original principal amount of $8,150,000, as amended, restated and replaced by the Revolving Credit Note dated June 30, 2002, payable to the order of Lender in the principal amount of up to $10,000,000, as amended and restated by the Revolving Credit Note dated June 30, 2005, payable to the order of Lender in the principal amount of up to $15,000,000 (as amended and restated, the “Note”).
     B. The Agreement and Note are described in and secured by the Second Amended and Restated General Pledge and Security Agreement dated as of December 2, 1997, and covering the property as more particularly described therein (as amended, the “Pledge Agreement”).
     C. Lender is the successor by merger to MBNA.
     D. The Agreement, Note, and/or Pledge Agreement were previously amended as described in the Amendment to the Second Amended and Restated Term Loan Agreement and Second Amended and Restated Term Loan Promissory Note dated as of May 5, 1999, the Second Amendment to Second Amended and Restated Term Loan Agreement, Second Amended and Restated Term Loan Promissory Note and Second Amended and Restated General Pledge and Security Agreement dated as of June 30, 1999, the Amendment to Loan Agreement and Note dated as of June 30, 2002, the Amendment to Loan Agreement dated as of June 30, 2003, the Amendment to Loan Agreement and Note dated as of June 30, 2004, and the Amendment to Loan Agreement and Note dated as of June 30, 2005.
     E. Borrower and Guarantors desire to further amend the terms of the Agreement and the Note in the manner set forth herein and Lender is willing to agree to said amendments on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
     1. Preambles. The Preambles to this Amendment are true and correct, and, with the defined terms set forth herein, are incorporated by this reference.
     2. Amendment to Agreement. The Agreement is amended as follows:
     (a) The first sentence of Section 1 of the Agreement is deleted and replaced with the following:
     “The “Term” of this Agreement shall commence on the date hereof and shall end on August 31, 2007, or when Borrower’s Obligations shall be paid in full, unless earlier terminated upon the occurrence of an Event of Default under this Agreement.”
     (b) The definition of “Revolving Credit Period” in Section 2 of the Agreement is deleted and replaced with the following:

          “Revolving Credit Period shall mean the period commencing on June 30, 2006 and ending August 31, 2007, unless terminated earlier as set forth in this Agreement.”
     (c) Section 3.02 of the Agreement is deleted and replaced with the following:
     “3.02 Interest Rates, (a) Interest on each advance under the Note shall accrue at one of the following annual rates selected by Borrower: (i) upon notice to Lender, One and 5/10 Percent (1.5%) below the Prime Rate announced by Lender from time to time, as and when such rate changes (a “Prime Rate Advance”): or (ii) upon a minimum of two (2) New York Banking Days prior notice, One and 3/10 Percent (1.3%) above the 1, 2, 3, or 6 month LIBOR rate quoted by Lender from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “LIBOR Advance”). “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Interest shall be payable quarterly on the last day of each March, June, September, and December, and on the last day of the Revolving Credit Period, whether by reason of acceleration or otherwise.
     (b) In the event Borrower does not timely select another interest rate option at least two (2) New York Banking Days before the end of the Loan Period for a LIBOR Advance, Lender may at any time after the end of the Loan Period convert the LIBOR Advance to a Prime Rate Advance, but until such conversion, the funds advanced under the LIBOR Advance shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Advance prior to the end of the Loan Period. “Loan Period” means the period commencing on the advance date of the applicable LIBOR Advance and ending on the numerically corresponding day 1, 2, 3, or 6 months thereafter matching the interest rate term selected by Borrower; provided, however, (i) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (ii) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period.
     (c) No LIBOR Advance may extend beyond the last day of the Revolving Credit Period. In any event, if the Loan Period for a LIBOR Advance should happen to extend beyond the last day of the Revolving Credit Period, such LIBOR Advance must be prepaid on the last day of the Revolving Credit Period. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Advance shall be in a minimum principal amount of $100,000. The aggregate number of LIBOR Advances in effect at any one time may not exceed           .
     (d) If a LIBOR Advance is prepaid prior to the end of the Loan Period, as defined above, for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of the Note upon default or otherwise, Borrower agrees to pay all of Lender’s costs, expenses and Interest Differential (as determined by Lender) incurred as a result of such prepayment. “Interest Differential” shall mean that sum equal to the greater of zero (0) or the financial loss incurred by Lender resulting from prepayment, calculated as the difference between the amount of interest Lender would have earned (from like investments in the Money Markets as of the first day of the LIBOR Advance) had prepayment not occurred and the interest Lender will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. “Money Markets” refers to one or more wholesale funding markets available to and selected by Lender, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. Because of the short-term nature of this facility, Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Advance shall be in an amount equal to the remaining entire principal balance of such LIBOR Advance.”
     3. Amendment to Note. The second paragraph on page 2 of the Note is deleted and replaced with the following:
     “Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding hereunder from the date hereof to maturity at the rates and on the dates described in Section 3.02 of the Loan Agreement. After the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance hereunder at a rate per annum equal to Two Percent (2%) above the otherwise applicable rate(s). All payments hereunder shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis.”
     4. Continuing Security. The Agreement and the Note, as hereby amended, are, and shall continue to be, guarantied and/or secured by the Pledge Agreement and any reference to the Agreement and the Note in the Pledge Agreement shall hereafter be deemed to include the Agreement and the Note as hereby amended.
     5. Binding Obligations. The Agreement, Note, and Pledge Agreement, are, and shall remain, the binding obligations of Borrower, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby expressly and specifically varied or amended, and the same are hereby ratified and confirmed, and Lender reserves unto itself all rights and privileges granted thereunder.
     6. Reaffirmation; Authority. Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Agreement, Note, Pledge Agreement, and the other Transaction Documents, as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein. Borrower further represents and warrants that it is not in default under any of its obligations under the Agreement, Note, Pledge Agreement, and the other Transaction Documents, and that Borrower has the full power and authority to execute and deliver this Amendment, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.
     7. Expenses. Borrower agrees to pay all expenses incurred by Lender in connection with this Amendment, including, but not limited to, Lender’s legal fees. Said sums are payable on demand and are secured by the Pledge Agreement.
     8. Release. Borrower hereby releases Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Lender occurring at any time prior to the execution of this Amendment, with respect to Borrower, the Agreement, Note, Pledge Agreement and all other Transaction Documents.

     9. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     10. Notice Required by Section 432.047 R.S. Mo. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
     11. Closing Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received the following, all in form and substance acceptable to Lender:
(a)	this Amendment, duly executed by Borrower;

(b)	the Borrowing Resolutions of Board of Directors, duly executed by the Secretary of Borrower;

(c)	Certificates of Good Standing for Borrower, issued by the Secretary of State of the State of Delaware and by the Secretary of State of the State of Illinois; and

(d)	such other documents and information as Lender may reasonably require.
          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
AMENDMENT TO LOAN AGREEMENT AND NOTE

Borrower: MERCANTILE BANCORP, INC
By:
Dan S. Dugan, President

Lender: U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, N.A.
By:
Gary D. Taylor, Vice President